Exhibit 10.3

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT entered into as of May 6, 2008 (as from time to time amended, modified, restated, supplemented and in effect, this “Security Agreement”), by NovaDel Pharma Inc., a Delaware corporation (“Grantor”), in favor of ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P. and ProQuest Investments III, L.P. (collectively, the “Secured Parties”) and ProQuest Investments III, L.P. as collateral agent on behalf of the Secured Parties (the “Collateral Agent”).

RECITALS

A.           Grantor and the Secured Parties have entered into a Securities Purchase Agreement dated as of May 6, 2008 (the “Purchase Agreement”) pursuant to which the Secured Parties have agreed to purchase from the Grantor, up to $4,000,000 (the “Purchase Price”) of (i) senior secured convertible promissory notes, substantially in the form attached to the Purchase Agreement as Exhibit A (the “Convertible Notes”), which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) five-year warrants1 to purchase shares of Common Stock, substantially in the form attached to the Purchase Agreement as Exhibit B (the “Warrants”), of which (A) up to $2,000,000 shall be funded upon approval from the American Stock Exchange (“AMEX”) following the date hereof (the “Initial Closing”) and (B) upon Stockholder Approval (as defined in the Purchase Agreement) and at the Company’s option, additional amounts such that the total commitment, inclusive of the amount at the Initial Closing equals up to $4,000,000 (the “Subsequent Closing”; together with the Initial Closing, the “Closings” and individually, each a “Closing”). The purchase and sale of the Convertible Notes and the Warrants is governed by the Purchase Agreement.

B.            In order to induce the Secured Parties to purchase the Convertible Notes, and in consideration therefor, Grantor has agreed to pledge, convey, assign and grant in favor of the Collateral Agent on behalf of the Secured Parties, a first priority perfected lien on and security interest in all of Grantor’s assets and properties (including, but not limited to, all outstanding shares of capital stock of each subsidiary of Grantor, except as otherwise provided herein), whether now existing (except for the Excluded Assets) or hereafter existing, owned or acquired, all pursuant to the terms of this Security Agreement in order to secure the due and punctual payment and performance of all obligations of the Grantor under the Convertible Notes, this Security Agreement and the other Offering Documents, including, without limitation, the payment of (i) any current or future principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Convertible Notes, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar

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1 Equal to 60% of the face value of the Convertible Notes then issued, valuing the shares at the applicable Conversion Price.

proceeding regardless of whether allowed or allowable in such proceeding), of Grantor now or hereafter due under the Convertible Notes, this Security Agreement and any other Offering Document (collectively, the “Obligations”).

C.            It is a condition precedent to the making of the loan evidenced by the Convertible Notes that Grantor executes and delivers this Security Agreement.

NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

ARTICLE I

SECURITY INTEREST

Section 1.1      Grant of Security Interest. As security for the Obligations, Grantor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Collateral Agent for itself and the Secured Parties, its successors and assigns, in and to all of the following:

(a)       all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”)) machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

(b)       all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of Grantor, now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap Inventory, work in process, products, packaging materials, finished Goods, all documents of title, Chattel Paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);

(c)       all present and future accounts in which Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all Equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due Grantor on account of Goods sold or leased or services rendered, claims, Instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by Chattel Paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);

(d)       all investment property now owned or hereafter acquired by Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities Accounts, securities entitlements, commodity contracts and commodity Accounts;

(e)

(i)        all of the shares of capital stock, membership units or other ownership interests, whether certificated or uncertificated, now owned or hereafter acquired by Grantor (other than treasury shares owned or held by or for the account of the Company referred to herein as “Treasury Shares”), together with in each case the certificates representing the same and 66 2/3% of the shares of capital stock membership units or other ownership interests of whatever class of any non-U.S. issuers, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same (collectively, the “Pledged Stock”);

(ii)       all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a stock split, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

(iii)      without affecting the obligations of Grantor under any provision prohibiting such action under any Offering Document, in the event of any consolidation or merger in which any Issuer is not the surviving Entity, all shares, units or other interests held by Grantor of each class of the capital stock, membership units or other ownership interests of the successor Entity (unless such successor Entity is Grantor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the “Stock Collateral”);

(f)        all general intangibles now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits, contract rights and all rights to receive payments and other rights under all Equipment and other leasing contracts, instruments and documents owned or used by Grantor, and any goodwill relating thereto);

(g)       all other property owned by Grantor or in which Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, including all Intellectual Property;

(h)       all insurance policies of any kind maintained in effect by Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to Grantor pursuant to such policies;

(i)        all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as define in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Collateral Agent; and

(j)        any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by Grantor or in which Grantor has an interest.

The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which Grantor hereafter owns or in which Grantor hereafter acquires any interest, is referred to herein as the “Collateral”.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include the Excluded Assets.

As used in this Security Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of New Jersey or the District of Columbia are authorized to be closed.

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by Grantor.

“Copyrights” means, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Entity” means, with respect to any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Equity Rights” means, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

“Excluded Assets” mean (i) the assets that are the subject of the Grantor’s existing capital leases as of March 31, 2008, (ii) the assets marked as “assets held for sale” on the Grantor’s balance sheet as of December 31, 2007, but not the Proceeds of the foregoing, and (iii) the assets marked as “other assets” on the Grantor’s balance sheet as of December 31, 2007, each of which is described in further detail on Schedule A hereto.

“Foreign Issuers” means, collectively, each Entity organized under the laws of any jurisdiction outside of the United States of America that is the issuer of capital stock, membership units or other ownership interests now owned or hereafter acquired by Grantor.

“Governmental Entity” means any U.S. or non-U.S. federal, state, provincial, regional, local or municipal legislative, executive or judicial department, commission, board, bureau, agency, office, tribunal, court or other instrumentality, governmental or quasi-governmental, public international organization and any applicable stock exchange or securities regulatory authority.

“Intellectual Property” means all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Grantor on a worldwide basis.

“Issuers” shall mean, collectively, each Entity organized under the laws of any jurisdiction within the United States of America, directly or indirectly, that is the issuer of any shares of capital stock, membership units or other ownership interests now owned or hereafter acquired by Grantor.

“Lien” means any lien, security interest, mortgage, pledge, charge, license, adverse claim, reversion or encumbrance of any kind, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

“Normal Course Lien” means:

(a) any builder’s, mechanic’s, materialman’s, worker’s, repairman’s or other similar statutory Lien incurred in the ordinary course of business that has not at the time been filed pursuant to applicable Laws and any such Lien that, although filed, relates solely to an obligation not overdue or, if overdue, is being contested in good faith or is bonded or in respect of which the appropriate amount has been withheld in accordance with applicable Laws;

(b) any right reserved to, or vested in, any applicable Governmental Entity by the terms of any applicable Laws, any applicable authorization by a Governmental Entity, or any property interest, easement, right-of-way or servitude issued or granted by applicable Laws or by any applicable authorization by a Governmental Entity, to terminate any such authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture or designate a purchaser of any property;

(c) any Lien for Taxes, assessment, water or sewer, or other rents or charges not at the time overdue or, if overdue, being contested in good faith;

(d) any Lien arising in connection with workers’ compensation, unemployment or employment insurance or other social benefits required by applicable Laws not at the time overdue or, if overdue, being contested in good faith;

(e) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of money) or leases, in an aggregate amount not to exceed $50,000;

(f) involuntary Liens (including the Lien of an attachment, judgment or execution) in an aggregate amount not to exceed $10,000 and not at the time overdue or, if overdue, contested in good faith;

(g) Purchase Money Liens;

(h) Liens granted or created by the Offering Documents;

(i) licenses of Intellectual Property granted by the Grantor in the ordinary course of business; and

(j) any other Liens consented to by the Collateral Agent or approved pursuant to Section 6(b) of the Convertible Notes;

provided that in each case where it is in good faith contesting any obligations, Taxes or assessments as contemplated herein, (A) it shall have established to the satisfaction of the Collateral Agent (acting reasonably) a reserve in accordance with GAAP unless there is a reasonable likelihood that the amount will be required to be paid, in which case it shall establish sufficient reserve for or deposit with a court of competent jurisdiction or the assessing authority, or to such other Person as is acceptable to the Collateral Agent, acting reasonably, sufficient funds or a surety bond, for the total amount claimed to be secured by such Liens, where the application of such reserve, funds or bond would result in their discharge, and (B) such Lien shall only be a Permitted Lien for so long as such contestation effectively postpones or stays the enforcement of the rights of the holder there.

“Offering Documents” means each of the Convertible Notes, the Purchase Agreement, this Security Agreement, the Warrants and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Obligations.

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by Grantor.

“Patents” means, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Permitted Existing Secured Indebtedness” means the existing outstanding indebtedness secured by the assets that are the subject of the Grantor’s existing capital leases as of March 31, 2008, listed on Schedule A hereto, which amount of indebtedness does not exceed $260,000.

“Permitted Indebtedness” means (i) the amount permitted by the Permitted Existing Secured Indebtedness and (ii) indebtedness incurred under sections (e), (f), (g) and (h) under the definition of Normal Course Liens.

“Permitted Liens” means all liens or security interests granted by Grantor or its subsidiaries pursuant to the Permitted Existing Secured Indebtedness and any Normal Course Lien.

“Purchase Money Lien” means a Lien incurred in the ordinary course of business only to secure the purchase price of an asset, or to secure debt used only to finance or refinance the purchase of an asset, in the aggregate amount not to exceed $50,000.

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by Grantor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

Section 1.2	Perfection of Security Interests.

(a)       Grantor hereby authorizes the Collateral Agent to file a financing statement or financing statements or such other contracts, agreements or other instruments (collectively, the “Financing Statements”) describing the Collateral in any and all jurisdictions where, and with any and all Governmental Entities with whom, the Collateral Agent reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor’s location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office. Grantor will reimburse the Collateral Agent for any and all reasonable and documented costs, charges and expenses (including fees of counsel) incurred in connection with such filings. For purposes of this Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to the Secured Parties under the Offering Documents.

(b)       Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Security Agreement or where the Collateral Agent chooses to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, Grantor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest therein and obtaining an acknowledgement from the third party (in form and substance reasonably acceptable to the Collateral Agent) that it is holding the Collateral for the benefit of the Secured Parties.

(c)       Grantor will cooperate with the Collateral Agent in obtaining control (including “Control” as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of Deposit Accounts and Letter-of-Credit Rights, and shall obtain and deliver to the Collateral Agent fully-executed and delivered control agreements with respect to each such Deposit Account, which control agreements shall be in form and substance reasonably acceptable to the Collateral Agent.

(d)       Grantor will not create any Chattel Paper without a legend on such Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a secured interest in such Chattel Paper.

(e)       Grantor shall, upon the Grantor’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright, Patent, Trademark (or associated goodwill) or other Intellectual Property or upon or prior to Grantor’s filing, either directly or through any agent, licensee or other designee, of any application with any Governmental Entity for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the date hereof, give notice of such acquisition of Intellectual Property to the Collateral Agent and execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request, subject to any other applicable provision of this Security Agreement, to evidence, validate, perfect and establish the priority of the security interest granted by this Security Agreement except with respect to Permitted Liens in such and any related Intellectual Property. The Grantor hereby authorizes the Collateral Agent to file or cause to be filed a copy of this Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, or such other instrument, agreement or document as the Collateral Agent determines is reasonably in order to protect, preserve, perfect and enforce the security interests granted hereunder.

(f)        Grantor shall deliver and pledge to the Collateral Agent any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

(g)       Grantor shall upon the acquisition after the date hereof by Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Security Agreement in such Stock Collateral.

Section 1.3      Intellectual Property. For the purpose of enabling and to the extent necessary to enable the Collateral Agent to exercise its rights, remedies, powers and privileges under Article 4 at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, Grantor hereby grants to the Collateral Agent, to the extent assignable and subject to any licenses of Intellectual Property granted by the Grantor in the ordinary course of business, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, assign, license or sublicense any of the Intellectual Property of Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. This license shall be exercisable only after the occurrence and during the continuance of an Event of Default and shall terminate upon full and final payment, performance or other satisfaction of the Obligations.

Section 1.4      Special Provisions Relating to Stock Collateral. Without limiting anything to the contrary in any Offering Document:

(a)       So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Offering Document; provided, that Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Offering Document.

(b)       So long as no Event of Default shall have occurred and be continuing, Grantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(c)        If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Agent exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Security Agreement or any other Offering Document, all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it in a segregated account as part of the Stock Collateral, subject to the terms of this Security Agreement, and if the Collateral Agent shall so request, Grantor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end; provided, that if such Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to such sure shall, upon request of Grantor (except to the extent applied to the Obligations), be returned by the Collateral Agent to Grantor.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1      Representations and Warranties. Grantor represents and warrants as of the date hereof that:

(a)       Grantor has and shall have absolute, good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Purchase Agreement and Permitted Liens;

(b)       Schedule B hereto lists, as to Grantor, (i) Grantor’s chief executive office and other place(s) of business, (ii) Grantor’s legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other Equipment and Goods (other than mobile Goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor, (vi) any fictitious names used by Grantor, and (vii) all accounts of the Grantor together with the name of the bank where they are located, the account number and a contact person.

(c)       Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as Grantor has set aside on its books adequate reserves with respect thereto;

(d)       as a result of the execution and delivery of this Security Agreement and upon the filing of any Financing Statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a Financing Statement, the Collateral Agent on behalf of the Secured Parties shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral;

(e)       except as disclosed on Schedule 2.1(e), none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity; and

(f)        the Pledged Stock evidenced described in Section 1.1(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer or Foreign Issuer of such Pledged Stock, upon the transfer of such Pledged Stock; and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers, and approximately 66 2/3% of the issued and outstanding shares of capital stock of any class of the Foreign Issuers, beneficially owned by Grantor on the date hereof (whether or not registered in the name of Grantor), and Schedule C correctly identifies, as of the date hereof, the respective Issuers or Foreign Issuers of such Pledged Stock, the respective class or type of interest, of the shares comprising such Pledged Stock, the respective number of shares held, the percentage of the Issuer’s total issued and outstanding capital stock, membership units or other ownership interests represented by such Pledged Stock, if such Pledged Stock is certificated, the number of the certificate, and the holder of such Pledged Stock.

Section 2.2      Survival. All representations, warranties and agreements of Grantor contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement and shall continue until the termination of this Security Agreement pursuant to Section 5.5 hereof.

ARTICLE III

COVENANTS

Section 3.1      Covenants. Grantor hereby covenants and agrees with the Collateral Agent that so long as this Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:

(a)       Grantor shall promptly give written notice to the Collateral Agent of any levy or attachment, execution or other process against any of the Collateral;

(b)       at Grantor’s own cost and expense, Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Collateral Agent, and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien of any nature, except in each case for Permitted Liens;

(c)       Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Collateral Agent in writing of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation;

(d)       Grantor shall mark any Collateral that is Chattel Paper with a legend showing the Collateral Agent’s Lien and security interest therein;

(e)	Grantor shall:

(i)        furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

(ii)       prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt written notice of such proposed filing; and

(iii)      promptly give written notice to the Collateral Agent of any other change in the intellectual property rights material to its businesses.

(f)	Grantor shall to the extent consistent with its past practice:

(i)        (either itself or through licensees) for each Trademark material to the conduct of its business, (A) to the extent consistent with good business judgment, continue to use such Trademark on each and every trademark class of Goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration and (D) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated;

(ii)       (either itself or through licensees) not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated;

(iii)      notify the Collateral Agent in writing immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental authority) regarding Grantor’s ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

(iv)      take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental authority to maintain and pursue each application relating to any Intellectual Property material to the conduct of its business (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

(v)       in the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, Grantor shall notify the Collateral Agent in writing within 10 days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral;

(vi)      shall, through counsel acceptable to the Collateral Agent, prosecute diligently any application for any Intellectual Property pending as of the date of this Security Agreement or thereafter made until the termination of this Security Agreement and preserve and maintain all rights in applications for any Intellectual Property material to its business; provided, however, that Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of Grantor. Any expenses incurred in connection with such an application shall be borne by Grantor. Grantor shall not abandon any right to file an application for any Intellectual Property or any pending application in the United States without the consent of the Collateral Agent, which consent shall not be unreasonably withheld; and

(vii)     after the occurrence and through the continuance of an Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

(g)       Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer and 66 2/3% of the total number of shares of each class of capital stock of each Foreign Issuer then outstanding and shall not permit any such Issuer or Foreign Issuer to issue any shares of capital stock, membership units or other ownership interests other than to Grantor. Grantor shall cause all such shares, units or interests to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter, bylaws, operating agreement or other similar organizational documents of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in the Offering Documents).

(h)	Grantor shall not:

(i)        amend any material term of or terminate any contract or other document or instrument that is material to the conduct of its business constituting part of the Collateral, except for transactions in the ordinary course of business, without the prior written consent of the Collateral Agent;

(ii)       voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral other than for fair value in the ordinary course of business, the grant of licenses in the ordinary course of business and sales of worn-out or obsolete Equipment;

(iii)      make any material compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any lien, guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business, without the prior written consent of the Collateral Agent;

(iv)      change its name or use any fictitious or trade name, other than in accordance with Section 5.1 hereof;

(v)       change its jurisdiction of incorporation, other than in accordance with Section 5.1 hereof;

(vi)      change the location of its chief executive office, other than in accordance with Section 5.1 hereof;

(vii)     permit any of the Collateral (other than Collateral that constitutes Goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of Inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Collateral Agent, as the case may be, except after written notice to and with written consent of the Collateral Agent and compliance with such procedures as the Collateral Agent reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement;

(viii)    create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer any indebtedness, except indebtedness incurred pursuant to the Offering Documents or Permitted Indebtedness; or

(ix)      voluntarily grant, incur or allow to exist any lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Security Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Security Agreement.

ARTICLE IV

REMEDIAL MATTERS

Section 4.1      Event of Default. An “Event of Default” shall exist hereunder if an event of default shall occur under the Convertible Notes.

Section 4.2	Powers of Attorney.

(a)       Grantor hereby irrevocably appoints the Collateral Agent (and any officer or agent of the Collateral Agent) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Collateral Agent or otherwise, for the use and benefit of the Collateral Agent, effective upon the occurrence and during the continuance of an Event of Default:

(i)        to receive, endorse the name of Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Collateral Agent with respect to the Collateral;

(ii)       to cause Grantor’s mail to be transferred to the Collateral Agent’s own offices and to receive and open all mail addressed to Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment;

(iii)      to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof;

(iv)      to receive and give discharges and releases of all or any of the Collateral;

(v)       to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof;

(vi)      to sign the name of Grantor on any invoice or bill of lading relating to any of the Collateral;

(vii)     to send verification of any Accounts to any obligors (such obligors being hereinafter referred to as the “Account Debtors”) or customer;

(viii)    to notify any Account Debtor or other obligor of Grantor with respect to any Collateral to make payment to the Collateral Agent;

(ix)      to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

(x)       to take any action for purposes of carrying out of the terms of this Security Agreement;

(xi)      to enforce all of Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and

(xii)     generally, to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby; and, provided further, that Collateral Agent shall in all cases act in material compliance with all applicable laws.

It is understood and agreed that the power of attorney granted to the Collateral Agent for the purposes set forth above in this Section 4.2 is coupled with an interest and is irrevocable, and Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 4.2 shall in no event relieve Grantor of any of its obligations hereunder or under any of the other Offering Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any of the other Offering Documents, by law or otherwise.

(b)       Beyond the duty of the Collateral Agent to exercise reasonable care in the custody of any Collateral in its possession, the Collateral Agent shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Collateral Agent have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Security Agreement impose upon the Collateral Agent any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys’ fees and reasonable out-of-pocket expenses, shall be borne solely by Grantor whether the same are incurred by Grantor or the Collateral Agent. Grantor agrees to indemnify, defend and hold the Collateral Agent harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, but not limited to, liabilities for penalties) of any nature, and to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to reasonable attorneys’ fees and expenses, arising from this Security Agreement or the exercise of any right or remedy granted to the Collateral Agent hereunder other than those incurred solely as a result of the gross negligence and willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by the Collateral Agent in accordance with the terms hereof, and matters arising out of the gross negligence or willful misconduct of the Collateral Agent.

Section 4.3      Collections. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name or in the name of Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, Grantor, other than to discharge Grantor in so doing with respect to liabilities of Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by Grantor shall be held in trust for the Collateral Agent on behalf of the Secured Parties and any other secured creditors having rights thereto senior to the Secured Parties and shall be promptly turned over to the Collateral Agent or any other secured creditors having rights thereto senior to the Secured Parties as its interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may make such payments and take such actions as the Collateral Agent, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Collateral Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Security Agreement.

Section 4.4	Possession; Sale of Collateral.

(a)       Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may: (i) require Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Collateral Agent at any place or places reasonably designated by the Collateral Agent; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker’s board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except 10 days’ written notice to Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which Grantor hereby expressly acknowledges is commercially reasonable. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and Grantor shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof. The Collateral Agent shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, Grantor will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the Obligations in accordance with Section 4.5. In the event the purchasers fail to pay for the Collateral, the Collateral Agent may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Collateral Agent may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of Grantor (all said rights being also hereby waived and released by Grantor to the fullest extent permitted by law) or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Parties from Grantor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Parties shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon them, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any such action, the Collateral Agent shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Collateral Agent shall be entitled to apply, without notice to Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations in accordance with the provisions of Section 4.5 hereof.

(b)       If an Event of Default shall occur and be continuing, the Collateral Agent shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

(c)       Grantor agrees that notwithstanding anything to the contrary contained in this Security Agreement, Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Collateral Agent shall not have any obligation or liability in respect thereof.

(d)       After the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, but subject to the rights of any other secured creditors having rights senior to those of the Secured Parties, Grantor shall deliver to the Collateral Agent all original and other Documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. After the occurrence and during the continuance of an Event of Default, Grantor shall also furnish to the Collateral Agent, promptly upon the request of the Collateral Agent, such reports, reconciliations and aging balances regarding Accounts as the Collateral Agent may request from time to time.

Section 4.5      Application of Proceeds. Unless the Collateral Agent otherwise directs, the proceeds of any sale of Collateral pursuant to this Security Agreement or otherwise, as well as any Collateral consisting of cash, shall be applied after receipt by the Collateral Agent as follows, subject to the rights of any other secured creditor having rights senior to those of the Secured Parties:

(a)       First, to the payment of all reasonable costs, fees and expenses of the Collateral Agent and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with the Convertible Notes, this Security Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of the Collateral Agent’s agents and attorneys’ and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Collateral Agent in so doing;

(b)       Second, to the payment of the outstanding principal balance and accrued interest and fees on the Obligations in such order as the Collateral Agent may determine;

(c)       Third, to pay all other amounts payable by Grantor under the Convertible Notes and any other Obligations; and

(d)	Fourth, to Grantor or to such other person as a court may direct.

Section 4.6      Authority of Collateral Agent. The Collateral Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

Section 4.7      Certain Waivers; Grantor Not Discharged. Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement.

Section 4.8      Transfer of Security Interest. The Collateral Agent may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Collateral Agent’s possession after the occurrence and during the continuance of an Event of Default or to a successor Collateral Agent at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Collateral Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Collateral Agent shall retain all of its rights and powers (whether given to it in this Security Agreement, or otherwise). The Collateral Agent may, at any time, assign its rights as the Collateral Agent hereunder to any person, in the Collateral Agent’s discretion, and upon notice to Grantor, but without any requirement for consent or approval by or from Grantor, and any such assignment shall be valid and binding upon Grantor, as fully as it had expressly approved the same.

ARTICLE V

MISCELLANEOUS

Section 5.1      Further Assurances. Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Collateral Agent may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such note or Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Collateral Agent. If at any time Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account, Grantor, upon the request of the Collateral Agent, shall promptly assign such security interest to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Secured Parties. Grantor agrees to notify the Collateral Agent in writing at least 30 days prior to any change (a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Collateral Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any Governmental Entity for any action or transaction contemplated by this Security Agreement which is then required by law, and specifically, without limitation, upon request of the Collateral Agent, to prepare, sign and file with any Governmental Entity Grantor’s portion of any application or applications for consent to the assignment of licenses held by Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Collateral Agent or the Secured Parties. Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Collateral Agent or its representatives shall have the right at any reasonable time and from time to time to call at Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

Section 5.2      Effectiveness. This Security Agreement shall take effect immediately upon execution by Grantor.

Section 5.3      Indemnity; Reimbursement of the Collateral Agent; Deficiency. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Collateral Agent hereunder, Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Collateral Agent in connection with any litigation relating to the

Collateral whether or not the Collateral Agent shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Collateral Agent, and any out-of-pocket costs incurred by the Collateral Agent in appearing as a witness or in otherwise complying with legal process served upon them. The obligations in this Section 5.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof and Grantor hereby releases the Collateral Agent from any and all claims, causes of action and demands at any time arising out of or with respect to this Security Agreement or the Collateral. All indemnities contained in this Section 5.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Collateral Agent pursuant to Section 4.5 hereof, Grantor shall remain liable to the Collateral Agent for any deficiency.

Section 5.4      Continuing Lien. It is the intent of the parties hereto that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between Grantor and the Collateral Agent under or in connection with the Convertible Notes or otherwise relating to any other Obligation, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

Section 5.5      Termination. Upon payment, performance or other satisfaction in full of the Convertible Notes and all other Obligations and all other amounts due in connection therewith and termination of all commitments relating thereto, the Collateral Agent shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Collateral Agent, and at the sole expense of Grantor, to Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and not theretofore reassigned, redelivered and released to Grantor, together with appropriate instruments of reassignment and release.

Section 5.6      Notices. Any notice or other document required or permitted to be given or delivered shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (with charges prepaid):

if to Grantor:
NovaDel Pharma, Inc.
25 Minneakoning Road
Flemington, New Jersey 08822
Fax No.: 908-806-7624
Attention: Michael E. Spicer

with a copy to:

Morgan Lewis & Bockius, LLP
502 Carnegie Center
Princeton, New Jersey 08540
Fax No.: 609-919-6701
Attention: Emilio Ragosa, Esq.

If to Collateral Agent and Secured Parties:

ProQuest Investments
90 Nassau Street, 5th Floor
Princeton, New Jersey 08542
Fax No.: 609-919-3570
Attention: Pasquale DeAngelis

with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, NY 10028
Fax No.: 212-230-8888
Attention: Stuart R. Nayman, Esq.

Section 5.7       Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Secured Parties that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

Section 5.8      APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS THEREOF.

Section 5.9      Waivers. No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 5.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

Section 5.10    Amendments. Neither this Security Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by Grantor and the Collateral Agent.

Section 5.11    Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

Section 5.12    Counterparts. This Security Agreement may be executed in any number of counterparts. Signatures may be communicated by facsimile or electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Security Agreement. No party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. This Security Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Collateral Agent.

Section 5.13    Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

Section 5.14    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.

[Signatures appear on following page]

IN WITNESS WHEREOF, Grantor has executed this Security Agreement as of the date first above written.

NOVADEL PHARMA INC.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	Chairman, Interim President and Chief Executive Officer

ACKNOWLEDGED BY

SECURED PARTIES:

PROQUEST INVESTMENTS II, L.P.
By:	ProQuest Associates II LLC, its general partner

By:	/s/ PASQUALE DEANGELIS
Name:	Pasquale DeAngelis
Title:	Managing Member

PROQUEST INVESTMENTS II ADVISORS FUND, L.P.
By:	ProQuest Associates II LLC, its general partner

By:	/s/ PASQUALE DEANGELIS
Name:	Pasquale DeAngelis
Title:	Managing Member

PROQUEST INVESTMENTS III, L.P.
By:	ProQuest Associates III LLC, its general partner

By:	/s/ PASQUALE DEANGELIS
Name:	Pasquale DeAngelis
Title:	Managing Member